CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-228930 and 333-228931) of Cigna Corporation of our report dated February 27, 2018 relating to the financial statements of Express Scripts Holding Company, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
March 8, 2019